AMENDMENT TO LICENSE AND PURCHASE AGREEMENT

     AMENDMENT TO LICENSE AND PURCHASE AGREEMENT, made as of the 8th day of March, 2002 (the "Amendment") between HUMAN PHEROMONE SCIENCES, INC., having an office at 84 West Santa Clara Street, Suite 720, San Jose, California 95113 ("Licensor"), and NICHE MARKETING, INC. having an office at 35 Engel Street, Hicksville, New York 11802 ("Licensee").

                               W I T N E S S E T H

     WHEREAS, by that certain License and Purchase Agreement (the "Agreement") dated April 24, 2000 between Licensor and Licensee, Licensor granted Licensee an exclusive license to produce, promote, advertise and sell REALM and innerREALM fragrances and toiletry products, line extensions and new products carrying the REALM and innerREALM name or variations thereof in certain territories (the "Territories") during the license period; and

     WHEREAS, pursuant to the Agreement, the Licensee agreed to pay Licensor royalties (the "Royalties") as well as produce the Products for the Licensor at direct cost plus a markup of twenty (20%) percent for re-sale by Licensor in certain other territories (the "Excluded Territories"); and

     WHEREAS, the parties wish to amend the Agreement as to their rights and obligations under the Agreement;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

     1. Agreement: Except as otherwise set forth herein, every other term of Agreement shall remain in full force and effect.

     2. Purchase of Products by Licensor: Articles 1, 16 and 22 of the Agreement affecting the rights of the Licensor to purchase the Products, and Licensee's obligation to produce such Products, are hereby amended as follows:

          (i)  Article 1, Grant of License shall read as follows:

     Licensor grants an exclusive license to Licensee under which Licensee shall have the right to produce or have produced, promote, advertise and sell in all classes of trade, including but not limited to, retail sales, mass market sales, close out sales, catalog sales, internet sales, and direct response sales REALM and innerREALM fragrances and toiletry products, line extensions and new products carrying the name of REALM or a variation thereof in the Territories ("Licensed Products") provided during the license period of the Agreement. The license to use the names REALM and innerREALM shall be granted free of all liens and encumbrances during the term of the Agreement and each extension thereto in the Territories. Licensee shall also have the right of first refusal to sell the Licensed Products in the Excluded Territories (except there shall be no right of first refusal with respect the Excluded Territories into which Licensor has previously sold the Licensed Products, and to the Philippines), in exchange for which Licensee grants to Licensor an exclusive license for any Licensed Products developed by Licensee for Licensor's sale in the Excluded Territories subject to the secondary packaging restrictions set forth below.

     The term "Licensed Products" as used herein shall be defined as:


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

     (a) fragrance products consisting of perfume, eau de parfum, eau de toilette, cologne and after shave (the "Fragrance Products"); and

     (b) ancillary products consisting of all other products under the REALM and
     innerREALM  trademarks  including  body  lotions,   creams  and  gels  (the
     "Ancillary Products").

          (ii) Article 16, Purchase of Products by Licensor After the Close shall read as follows:

     Fragrance Product requirements of the Licensor for its personal needs (local donations, personal gifts, etc.) from time to time are not included in
Schedule 1 annexed hereto. Fragrance Product requirements of the Licensor for re-sale into the Excluded Territories shall be as set forth in Schedule 1 annexed hereto, and shall be accompanied by a Purchase Order, if one has not already been placed prior to the execution of this Amendment. Licensee shall sell such Fragrance Products to Licensor at Licensee's direct cost plus a markup of twenty (20%) percent. Notwithstanding anything contained in the Agreement to the contrary, after Licensee has fulfilled the production requirements set forth in Schedule 1, Licensor shall have no further right to require and Licensee shall have no further obligation to produce the Fragrance Products for Licensor. Thereafter, any Fragrance Products to be sold by Licensor in the Excluded Territories will either be manufactured by the Licensor, or its designee outside the United States and its territories and shall bear different secondary packaging (outside carton) than that produced by Licensee within the Territories, and shall additionally contain English and country of destination national language, bearing a label indicating HPSI as the manufacturer. HPSI shall retain the exclusive rights to all such different secondary packaging. Secondary packaging for sales of the Fragrance Products to


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

Japan and Hong Kong/China may be of the same design and color as those sold within the Territories, but must comply with the language and labeling requirements set forth above.

     Licensor further agrees to produce the Ancillary Products for re-sale by Licensor in the Excluded Territories provided, however, that Licensor will provide at least three (3) months advance notice of the types and quantities of Ancillary Products required and, if the total quantities exceed 240 units at one time, by submission of a Purchase Order. Notwithstanding the foregoing, Licensee shall not be required to produce more than 1,500 total units of Ancillary Products combined per year and may refuse to produce any or all such units at any time before accepting a Purchase Order, for any or no reason. Purchase Orders will be considered as accepted by Licensee if not rejected within seven
(7) business days after receipt.

               (iii) Article 22, Licensee Obligations. Shall read as follows:

                                      ****

               (C) LICENSEE SHALL EXERCISE ITS BEST EFFORTS TO PRODUCE OR HAVE PRODUCED SUFFICIENT QUANTITIES OF THE FRAGRANCE PRODUCTS INDICATED ON SCHEDULE 1 ANNEXED HERETO TO MEET THE NEEDS INDICATED ON SUCH SCHEDULE.

                                      ****

     3. Component Products: Licensee shall provide reasonable component products to the Licensor above and beyond the quantities included in Schedule 1 annexed hereto until component vendors are able to supply such components to HPSI under Purchase Orders placed by HPSI prior to the execution of this Amendment. Estimates of such needs will be provided to Niche at the time of the execution of this Amendment. Niche shall not,


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

however, be required to provide component products that would materially endanger Niche's ability to fulfill its currently existing orders. In addition, the Operations Executive of Niche and the Operations Executive of HPSI will work together in good faith to coordinate orders for all components in an effort to increase the quantities being produced by any component vendor at one time and thereby increase the chance that both Licensor and Licensee will receive lower prices for the component products based upon increased quantities.

     4. The Territories: The Territories included in Article 2 of the Agreement shall exclude the Philippines. In exchange for Licensee's ceding this territory to Licensor, Licensor will pay Licensee the sum of $160,000 upon execution of this Agreement. Upon receipt and clearance of such payment, the Philippines shall become a territory of HPSI in perpetuity.

     5. Counterparts: This Amendment may be executed in counterparts, each of which shall constitute an original, but all such counterparts shall together constitute but one and the same instrument. An electronic version, facsimile or photocopy of this Amendment or any signature hereon shall be deemed an original.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment on the dates indicated below.

HUMAN PHEROMONE SCIENCES, INC.              NICHE MARKETING, INC.


By: /s/ William P Horgan                    By: Mark Crames
Its: Chairman, CEO                          Its: General Counsel
Dated:  March 7, 2002                       Dated:  March 8, 2002


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

     The undersigned, as Guarantor, has read the terms and conditions of the within Amendment to the License and Purchase Agreement executed by and between Niche Marketing, Inc. as Licensee and Human Pheromone Sciences, Inc. as Licensor, agrees to be bound by its terms and to Guarantee the performance of Licensee under this Amendment.

NORTHERN GROUP, INC.


By: Mark Crames

Its: General Counsel

Dated:  March 8, 2002


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